UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

Level 3 Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 12, 2013, Level 3 Communications, Inc. (“Level 3”) issued a press release announcing that its subsidiary, Level 3 Financing, Inc. (“Level 3 Financing”), plans to offer $300 million aggregate principal amount of senior unsecured notes that will mature in 2018 and will bear interest at a floating rate in a proposed private offering to “qualified institutional buyers”, as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

That press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

On November 13, 2013, Level 3 issued a subsequent press release announcing that Level 3 Financing has agreed to sell $300 million aggregate principal amount of its Floating Rate Senior Notes due 2018 in a private offering to qualified institutional buyers and to non-U.S. persons outside the United States under Regulation S.

That press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated November 12, 2013, relating to the launching of the private offering of $300 million of Senior Notes due 2018 by Level 3 Financing, Inc.

99.2	Press Release, dated November 13, 2013, relating to the pricing of the private offering of Floating Rate Senior Notes due 2018 by Level 3 Financing, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL 3 COMMUNICATIONS, INC.

/s/ Neil J. Eckstein
Neil J. Eckstein
Senior Vice President

Date: November 15, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release, dated November 12, 2013, relating to the launching of the private offering of $300 million of Senior Notes due 2018 by Level 3 Financing, Inc.

99.2	Press Release, dated November 13, 2013, relating to the pricing of the private offering of Floating Rate Senior Notes due 2018 by Level 3 Financing, Inc.